AMENDED AND RESTATED BYLAWS OF INTELLICHECK, INC. ARTICLE I Meetings of Stockholders Section 1.1 Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time, and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors (the “Board of Directors”) of Intellicheck, Inc. (as such name may be changed in accordance with applicable law, the “Corporation”) from time to time. Any annual meeting of stockholders may be postponed, adjourned, rescheduled, or cancelled by action of the Board of Directors at any time in advance of such meeting. Section 1.2 Special Meetings. Except as otherwise provided by or pursuant to the provisions of the Corporation’s certificate of incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of preferred stock of the Corporation) (as the same may be amended or amended and restated, the “Certificate of Incorporation”), special meetings of stockholders for any purpose or purposes may be called at any time, but only by (a) the Chief Executive Officer or (b) the Board of Directors. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed, adjourned, rescheduled, or cancelled by action of the Board of Directors at any time in advance of such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation, or these Amended and Restated Bylaws (as the same may be amended or amended and restated, these “Bylaws”), the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which

2 the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 1.3 of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. Section 1.5 Quorum. Except as otherwise provided by or pursuant to the provisions of applicable law, the Certificate of Incorporation, or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the then outstanding shares of stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the individual presiding over the meeting or the stockholders so present and entitled to vote thereon, by a majority in voting power thereof, may adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall be present in person or represented by proxy. Shares of the Corporation’s stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (a) the Corporation, (b) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, or (c) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation. Nothing in the foregoing sentence shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in the absence of the foregoing individuals by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting of stockholders, but in his or her absence the chairperson of the meeting may appoint any individual to act as secretary of the meeting. Section 1.7 Voting; Proxies. (a) Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock of the Corporation held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it

3 is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. (b) Voting at meetings of stockholders need not be by written ballot. (c) At all meetings of stockholders for the election of directors (other than any Preferred Directors (as defined below)) at which a quorum is present, a majority of the votes cast shall be sufficient to elect; provided, however, that at any meeting of stockholders held for the election of directors (other than any Preferred Directors) at which a quorum is present, one or more stockholders have (a) nominated one or more individuals for election to the Board of Directors in compliance with Section 1.13 of these Bylaws, such that the number of individuals nominated for election to the Board of Directors exceeds the number of open seats, and (b) not withdrawn such nomination or nominations on or prior to the tenth (10th) day preceding the date on which the Corporation first gives notice of such meeting to stockholders, a plurality of the votes cast shall be sufficient to elect. All other elections, questions, or business presented to the stockholders at a meeting of stockholders at which a quorum is present shall, unless otherwise provided by or pursuant to the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of a majority of the votes cast with respect to such election, question, or business presented to stockholders at such meeting. For purposes of this Section 1.7(c), (i) a “majority of the votes cast” means that the number of votes cast “for” a nominee, question, or business exceeds the number of votes cast “against” such nominee, question, or business and (ii) “votes cast” shall not include “abstentions” and “broker non-votes.” Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (b) in the case of a determination of stockholders entitled to consent to corporate action without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record

4 date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting. Section 1.9 List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders. Section 1.10 Action By Consent in Lieu of Meeting. Unless otherwise restricted by or pursuant to the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. If an action by consent has been taken by stockholders by less than unanimous consent, prompt notice of the taking of the action by consent shall, to the extent required by applicable law, be given to those stockholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent.

5 Section 1.11 Inspectors of Election. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the individual presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No individual who is a candidate for an office at an election may serve as an inspector at such election. Section 1.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each election, question, or business upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting by the individual presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the individual presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such presiding individual, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the individual presiding over the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other individuals as the individual presiding over the meeting of stockholders shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Except as otherwise provided by applicable law, the Board of Directors or, in addition to making any other determinations that may be appropriate to the conduct of the meeting of stockholders, the individual presiding over any meeting of stockholders, in each case, shall have the power and authority to determine whether any election, question, or business was or was not properly brought before a meeting of stockholders and therefore shall be disregarded and not be considered at such meeting. If the Board of Directors or the individual presiding over any meeting of stockholders, as the case may be, determines that an election, question, or business was not properly brought before a meeting of stockholders, such election, question, or business shall be disregarded and not be considered at such meeting, and the individual presiding over such meeting

6 shall declare to such meeting that such election, question, or business was not properly brought before such meeting and shall be disregarded and not considered at such meeting, and any such election, question, or business shall not be transacted or considered at such meeting. Unless and to the extent determined by the Board of Directors or the individual presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Section 1.13 Notice of Stockholder Business and Nominations. (a) Annual Meeting of Stockholders. (i) Nominations of one or more individuals for election to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude nominations of one or more individuals for election as a Preferred Director or as Preferred Directors) (each, a “Nomination,” and more than one, “Nominations”) and the proposal of any question or business other than Nominations to be considered by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any question or business required by or pursuant to the provisions of the Certificate of Incorporation to be voted on solely by the holders of one or more outstanding series of preferred stock of the Corporation, voting separately as a single class) (each, “Business”) may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who is a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary at the principal executive office of the Corporation, who is entitled to vote at the annual meeting of stockholders, and who complies with the notice procedures set forth in this Section 1.13. (ii) For Nominations or Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 1.13(a)(i)(C) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper subject for stockholder action under applicable law. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the preceding year’s annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting of stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting of stockholders or the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of Stockholder Nominees (as

7 defined below) a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of Stockholder Nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth: (A) As to each Nomination made by such stockholder: (1) the name, age, business address, and residence address of the individual subject to such Nomination (the “Stockholder Nominee”); (2) all other information relating to the Stockholder Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the application of the Exchange Act to either the Nomination or the Corporation; (3) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director of the Corporation if elected; and (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among the stockholder giving the notice or the beneficial owner, if any, on whose behalf the Nomination is made, and their respective affiliates and associates, on the one hand, and the Stockholder Nominee, and the Stockholder Nominee’s respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such stockholder or such beneficial owner, or any affiliate or associate thereof were the “registrant” for purposes of such item and the Stockholder Nominee were a director or executive officer of such registrant; (B) As to Business proposed by such stockholder, a brief description of the Business, the text of the proposed Business (including the text of any resolution or resolutions proposed for consideration and, in the event that such Business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such Business at the annual meeting of stockholders and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination or Business is made: (1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner; (2) the class and series and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at such meeting to propose such Nomination or Business; (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to elect the Stockholder Nominee or approve or adopt the Business, (y) otherwise to solicit proxies from stockholders of the Corporation in support of the election of the Stockholder Nominee or the approval or adoption of the Business, and/or (z) to solicit proxies in support of any proposed Stockholder Nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; (5) a description of any

8 agreement, arrangement, or understanding with respect to the Nomination or Business, existing presently or existing during the prior twenty-four (24) months, between or among the stockholder or the beneficial owner, if any, on the one hand, and any of their respective affiliates and associates, on the other hand, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable); (6) a description of any agreement, arrangement, or understanding (including, without limitation, with respect to any profit interests, options, hedging transactions, borrowed or loaned shares, or other derivative positions) that has been entered into as of the date of the notice by, or on behalf of, the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, the effect or intent of which is to mitigate loss, manage risk, or benefit from changes in the share price of any class or series of stock of the Corporation, or to maintain, increase, or decrease the voting power of the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, with respect to shares of stock of the Corporation (any such agreement, arrangement, or understanding, a “Derivative Instrument”); (7) a description of the terms of, and the number of shares subject to, any short interest in any securities of the Corporation in which the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, has an interest (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if the person or any of its affiliates and associates, directly or indirectly, through any agreement, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); and (8) a description of the terms of any performance-related fees (other than asset-based fees) that the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, is entitled to based on any increase or decrease in the value of shares of stock of the Corporation or any Derivative Instruments; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of such stockholder’s intention to present such Business at an annual meeting of stockholders of the Corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders. (iii) Notwithstanding anything in the second sentence of Section 1.13(a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any Preferred Directors) at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for election to such additional directorships at least one hundred (100) days prior to the first (1st) anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for election to such additional directorships, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. (iv) To be eligible to be a Stockholder Nominee pursuant to this Section 1.13, the Stockholder Nominee shall promptly, but in any event within five (5) business days of

9 such request, (A) deliver to the Secretary at the principal executive office of the Corporation any completed and signed questionnaires required of the Corporation’s directors and (B) deliver to the Secretary at the principal executive office of the Corporation such other information as the Corporation may reasonably request in order for (1) the Corporation to comply with its disclosure obligations under applicable law, (2) the Board of Directors (or any duly empowered committee of the Board of Directors) to determine if the Stockholder Nominee is qualified to serve as a director of the Corporation, and eligible to serve as an “independent director” or “audit committee financial expert” of the Corporation under applicable law, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities, or any publicly disclosed corporate governance guideline or committee charter of the Corporation, and (3) the Corporation to obtain such other information as could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the Stockholder Nominee. If the Stockholder Nominee fails to furnish such requested information, such Nomination shall not be considered made in compliance with this Section 1.13 and shall be disregarded and not be considered at the meeting of stockholders before which such Nomination is proposed to be brought, notwithstanding that proxies in respect of such vote or such Stockholder Nominee may have been received by the Corporation. (b) Special Meeting of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before such meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference in the Corporation’s notice of meeting (or any supplement thereto) to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders at which one or more directors are to be elected by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any Preferred Directors) pursuant to the Corporation’s notice of meeting (or any supplement thereto) as aforesaid (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that one or more such directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary at the principal executive office of the Corporation, who is entitled to vote at such meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.13. The number of Stockholder Nominees a stockholder may nominate for election at the special meeting at which directors are to be elected on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of Stockholder Nominees such stockholder may collectively nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders generally entitled to vote for the purpose of electing one or more directors to the Board of Directors (which, for the avoidance of doubt, shall exclude any Preferred Directors), any such stockholder entitled to vote in such election may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting (or any supplement thereto), if the stockholder’s notice required by Section 1.13(a)(ii) of these Bylaws shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting of stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting of

10 stockholders or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting of stockholders and of the nominee(s) proposed by the Board of Directors to be elected at such special meeting of stockholders. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (c) General. (i) Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.13. Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.13 shall be eligible for election at an annual or special meeting of stockholders by the stockholders generally entitled to vote, and only such Business shall be considered by the stockholders generally entitled to vote at an annual or special meeting of stockholders as shall have been brought before such meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by applicable law, the Board of Directors and/or the individual presiding over any annual or special meeting of stockholders, in each case, shall have the power and authority to determine whether any election, question, or business was or was not properly brought before a meeting of stockholders and therefore shall be disregarded and not be considered at such meeting. If the Board of Directors or the individual presiding over any meeting of stockholders, as the case may be, determines that an election, question, or business was not properly brought before a meeting of stockholders, such election, question, or business shall be disregarded and not be considered at such meeting, and the individual presiding over such meeting shall declare to such meeting that such election, question, or business was not properly brought before such meeting and shall be disregarded and not considered at such meeting, and any such election, question, or business shall not be transacted or considered at such meeting, notwithstanding that proxies in respect of such Nomination or Business may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.13, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such Nomination or Business may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder or beneficial owner (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed Stockholder Nominee and (ii) subsequently fails

11 to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the Nomination of each such proposed Stockholder Nominee shall be disregarded, notwithstanding that the Stockholder Nominee is included as a Stockholder Nominee in the Corporation’s proxy statement, notice of meeting, or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed Stockholder Nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder or beneficial owner provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it or such beneficial owner has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. (ii) For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, and 15(d) (or any successor thereto) of the Exchange Act. (iii) Nothing in this Section 1.13 shall be deemed to affect any (1) rights or obligations, if any, of stockholders with respect to inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (to the extent the Corporation or such proposals are subject to Rule 14a-8), or (2) rights, if any, of the holders of any one or more outstanding series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. (iv) A stockholder providing notice of a Nomination or Business to be brought before a meeting pursuant to this Section 1.13 shall update and supplement such notice to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for notice and voting at the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (i) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than five (5) days after the later of such record date and the public announcement of such record date and (ii) in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof, not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 1.13 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to change any representation that was previously made pursuant to this Section 1.13, to amend or update any proposal, or to submit any new proposal,

12 including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of stockholders. ARTICLE II Board of Directors Section 2.1 Number; Qualifications. Subject to applicable law and the rights, if any of the holders of any one or more outstanding series of preferred stock of the Corporation to elect one or more directors by or pursuant to the Certificate of Incorporation (each, a “Preferred Director” and more than one, collectively, the “Preferred Directors”), the total number of directors constituting the Board of Directors shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. Section 2.2 Election; Resignation; Vacancies. Except as otherwise provided by or pursuant to applicable law or the Certificate of Incorporation, each director shall hold office until his or her successor is elected and qualified or until such director’s earlier death, resignation, or removal. Any director may resign at any time upon notice to the Corporation. Unless otherwise provided by or pursuant to applicable law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring on the Board of Directors for any cause shall be filled solely and exclusively by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, or removal. Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. Section 2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the President, or by a majority of the members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given in writing or by electronic transmission to each director by (a) courier service or electronic mail at each director’s address appearing on the records of the Corporation by the individual or individuals calling the meeting at least twenty-four (24) hours before the special meeting of the Board of Directors or (b) by U.S. mail, postage prepaid, at least three (3) days before the special meeting of the Board of Directors. Section 2.5 Telephonic Meetings Permitted. Members of the Board of Directors, any committee designated by the Board of Directors, or any subcommittee created by any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

13 Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors, the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws, or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer (if also a director), if any, or in his or her absence, the President (if also a director), or in his or her absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of any meeting of the Board of Directors, but in his or her absence the chairperson of the meeting may appoint any individual to act as secretary of the meeting. Section 2.8 Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, any committee designated by the Board of Directors, or any subcommittee created by any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors, such committee, or such subcommittee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, such committee, or such subcommittee, in the same paper or electronic form as the minutes are maintained. Section 2.9 Chairman of the Board of Directors. The Board of Directors may choose from among its members a Chairman of the Board of Directors. The Chairman of the Board of Directors shall have such powers and duties as prescribed in these Bylaws or by a resolution of the Board of Directors. ARTICLE III Committees Section 3.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

14 Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter, and repeal rules for the conduct of its business. In the absence of such provision by the Board of Directors or such rules made by the committee, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws. Section 3.3 Subcommittees. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers of the committee. Except for references to committee members and members of committees in Section 3.1 of these Bylaws, every reference in this Article III to a committee of the Board of Directors or a member of such a committee shall be deemed to include a reference to a subcommittee or a member of a subcommittee. ARTICLE IV Officers Section 4.1 Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines. The Board of Directors may also choose a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election or at such other time as determined by the Board of Directors, and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same individual. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board of Directors. Section 4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws or a resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his or her duties. ARTICLE V Stock Section 5.1 Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that

15 some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the President and the Secretary, in addition to any other officers of the Corporation authorized by these Bylaws or by resolution or resolutions of the Board of Directors, is hereby authorized to sign certificates by, or in the name of, the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form. Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. ARTICLE VI Indemnification Section 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, its participants, or beneficiaries, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. Section 6.2 Prepayment of Expenses. The Corporation shall, to the fullest extent permitted by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to

16 repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise. Section 6.3 Claims. If a claim for indemnification (following the final disposition of a proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. Section 6.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. Section 6.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, or non-profit entity. Section 6.6 Amendment, Repeal, Modification or Amendment. Any amendment, repeal, modification, or elimination of the foregoing provisions of this Article VI shall not eliminate or impair any right to indemnification or to advancement of expenses hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification, or elimination. Section 6.7 Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to individuals other than Covered Persons when and as authorized by appropriate corporate action. Section 6.8 Certain Terms. For purposes of this Article VI: (a) references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any individual who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such individual would have with respect to such constituent corporation if its separate existence had continued; (b) references to “other enterprises” shall include employee benefit plans; (c) reference to “fines” shall include any excise taxes assessed on an individual with respect to any employee benefit plan; and (d) references to “serving

17 at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries. ARTICLE VII Miscellaneous Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. Section 7.2 Seal. The corporate seal of the Corporation shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Section 7.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice. Section 7.4 Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept comply with applicable law. Section 7.5 Amendment of Bylaws. These Bylaws may be altered, amended, or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter, amend, and repeal any bylaws whether adopted by them or otherwise. In addition to any affirmative vote required by or pursuant to the Certificate of Incorporation, any bylaw that is to be made, altered, amended, or repealed by the stockholders shall receive the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class. Adopted Effective as of July 17, 2026